UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report: May 13, 2008

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

21 West 39th Street, Suite 2A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 13, 2008, Sharon Xiaorong Tang resigned from her position as the Chief Financial Officer of Advanced Battery Technologies, Inc.  On the same date, the Board of Directors elected Taylor Dahe Zhang to serve as the Company’s Chief Financial Officer.  Information about Mr. Zhang follows:

Taylor Dahe Zhang.  From 2007 to 2008 Mr. Zhang was employed as Vice President of Finance by China Natural Gas, Inc., a public company listed on the OTC Bulletin Board.  His responsibilities included financial accounting and preparation of reports to the Securities and Exchange Commission.  From 2005 to 2007 Mr. Zhang was employed as a research analyst by New York Private Equity.  From 2002 to 2005 Mr. Zhang was a full time student.  From 2000 to 2002 he was employed as Finance Manager by Thermal Furnace.  Mr. Zhang was awarded an M.B.A. degree by the University of Florida in 2005.  In 2000 he was awarded a Bachelors Degree in mechanical and electronic engineering by the Beijing Technology and Business University.  Mr. Zhang is 29 years old.

Advanced Battery Technologies has entered into an Employment Agreement with Taylor Dahe Zhang.  The agreement provides that Mr. Zhang will serve as Chief Financial Officer during a five year term ending on May 12, 2013.  The Company will pay Mr. Zhang a salary of $60,000 per year and will issue to him 20,000 shares of common stock in each year of his employment.

Item 9.01         Financial Statements and Exhibits

Exhibits

10-a	Employment Agreement dated May 13, 2008 between Advanced Battery Technologies, Inc. and Dahe Zhang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: May 21, 2008	By: /s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer